Q2 2018 Investor Presentation

FORWARD – LOOKING STATEMENT This presentation contains forward-looking statements that are subject to risks and uncertainties, including, but not limited to: • The expected revenues, cost savings, synergies and other benefits from our other merger and acquisition activities might not be realized within the anticipated time frames or at all, and costs or difficulties relating to integration matters, including but not limited to, customer and employee retention, might be greater than expected; • The credit and concentration risks of lending activities; • Changes in general economic conditions, either nationally or in our market areas; • Competitive market pricing factors and interest rate risks; • Market interest rate volatility; • Balance sheet (for example, loan) concentrations; • Fluctuations in demand for loans and other financial services in our market areas; • Changes in legislative or regulatory requirements or the results of regulatory examinations; • The ability to recruit and retain key management and staff; • Risks associated with our ability to implement our expansion strategy and merger integration; • Stability of funding sources and continued availability of borrowings; • Adverse changes in the securities markets; • The inability of key third-party providers to perform their obligations to us; • The expected revenues, cost savings, synergies and other benefits from the Premier Commercial Bancorp merger might not be realized within the expected time frames or at all, and costs or difficulties relating to integration matters, including but not limited to, customer and employee retention might be greater than expected; • Changes in accounting policies and practices and the use of estimates in determining fair value of certain of our assets, which estimates may prove to be incorrect and result in significant declines in valuation; and • These and other risks as may be detailed from time to time in our filings with the Securities and Exchange Commission. Heritage cautions readers not to place undue reliance on any forward-looking statements. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to Heritage. Heritage does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for the third quarter of 2018 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us, and could negatively affect Heritage’s operating and stock price performance. 2

COMPANY OVERVIEW 3

OVERVIEW Three banks, one charter Overview NASDAQ Symbol HFWA Market Capitalization $1.35 billion Institutional Ownership 72.7% Total Assets $5.2 billion Headquarters Olympia, WA # of Branches 65 Year Established 1927 Note: Totals assets as of 06/30/2018 include pro forma impact of Premier Commercial Bancorp merger and market information as of 07/25/2018 4

MANAGEMENT TEAM

Name	Position	Banking Experience	HFWA Service	Previous Experience
Brian Vance	Chief Executive Officer of Heritage Financial Corporation	46 years	22 years	WestOne Bank/U.S. Bank
Jeff Deuel	Chief Executive Officer of Heritage Bank	36 years	8 years	JPMChase/WAMU, CoreStates Bank
Don Hinson	EVP and Chief Financial Officer	24 years	13 years	Banking Practice of National Accounting Firm
Bryan McDonald	EVP and Chief Operating Officer	24 years	12 years	WBCO, WAMU, WestOne Bank/U.S. Bank
Dave Spurling	EVP and Chief Credit Officer	26 years	18 years	Bank of America
Cindy Huntley	EVP and Director of Retail Banking	30 years	30 years	
Lisa Banner	EVP and Director of Shared Services	24 years	4 years	Zions Bank
Tom Henning	EVP and Chief Risk Officer	32 years	3 years	Bank United (FL), WAMU
Bill Glasby	EVP and Chief Technology Officer	23 years	10 months	JPMChase/WAMU
Sabrina Robison	SVP and Human Resources Director	30 years	30 years	

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COMPANY STRATEGY . Disciplined approach to acquisition . Completed acquisition for Puget Sound Bancorp, Inc. on January 16, opportunities 2018 . Completed acquisition of Premier Commercial Bancorp on July 2, 2018 . Allocate capital to organically grow our . Successful hiring of individuals and teams of bankers in Seattle and core banking business Portland markets . Improve operational efficiencies and . Achieving increased efficiencies with operational scale, internal focus on rationalize branch network improving processes and technology solutions . Closed/Consolidated 19 branches since beginning of 2010 . Generate strong profitability and risk . 1.18% return on average assets (adjusted for 0.17% impact of merger adjusted returns and contract settlement expenses) . 12.93% return on average tangible common equity (adjusted for 1.94% impact of merger and contract settlement expenses) . Maintain underwriting standards and . 0.35% NPA/Assets credit quality . Long track record of strong underwriting . Focus on core deposits is key to . 29.2% non-interest bearing deposits franchise value over the long term . 0.23% cost of total deposits . Proactive capital management . 48.3% dividend payout ratio for 2018, including regular and special dividends . Retain strong pro forma capital ratios 6 Note: Financial information for the quarter-end period as of 06/30/2018

TRAJECTORY OF HFWA . HFWA has been the most acquisitive bank in Oregon and Washington since 2012 with 5 acquisitions* Where We’ve Been . 4x growth since 2012 – from $1.3 billion to $5.2 billion of assets (with Premier), annualized growth of 28.4% . Post-WBCO merger – targeted execution by organically building a foothold in Seattle and Portland, and supplementing with strategic acquisitions of Puget Sound and Premier Commercial . HFWA has executed on its growth plan without any major issues nd Where We . 2 largest publicly traded, traditional commercial bank which is solely focused in Pacific Northwest** Are Now . Scarcity value from the perspective of an investor, or an acquiror . Strength of currency – $1.35B market cap., and average trading volume of $12MM per day . Strong reputation and credibility in the marketplace – succinct communication and execution of strategic plan . Fortress balance sheet – capital, liquidity, lack of leverage, core deposit base and credit quality . Deep management bench and strong, dedicated culture – team in place to manage HFWA for long-term . Well positioned to create shareholder value Note: Total assets includes the pro forma impact of the Premier Commercial Bancorp merger *For M&A transactions announced since 1/1/2012 for companies headquartered in Oregon or Washington **Excludes UMPQ, WAFD, BANR and HMST, since each company has operations outside of Oregon/Washington/Idaho 7

DEPOSIT MARKET SHARE – LAST 10 YEARS

Heritage Financial CORPORATION

Washington & Oregon - 2007

Rank	Institution (State)	Deposits in Market	Market Share
1	Bank of America NA (NC)	$ 29,181,265	19.00%
2	Washington Mutual Bank (NV)	$ 18,697,842	12.17%
3	US Bank NA (MN)	$ 17,105,395	11.14%
4	Wells Fargo Bank NA (SD)	$ 13,358,390	8.70%
5	KeyBank NA (OH)	$ 11,249,157	7.32%
6	Sterling Savings Bank (WA)	$ 5,588,261	3.64%
7	Washington Federal NA (WA)	$ 3,652,191	2.38%
8	Umpqua Bank (OR)	$ 3,466,114	2.26%
9	Banner Bank (WA)	$ 3,228,889	2.10%
10	Frontier Bank (WA)	$ 2,834,046	1.84%
11	Washington Trust Bank (WA)	$ 2,408,237	1.57%
12	West Coast Bank (OR)	$ 2,052,908	1.34%
13	Columbia State Bank (WA)	$ 1,955,114	1.27%
14	HomeStreet Bank (WA)	$ 1,352,818	0.88%
15	Bank of the Cascades (OR)	$ 1,232,565	0.80%
16	Yakima FS&LA (WA)	$ 1,052,405	0.69%
17	Horizon Bank (WA)	$ 987,836	0.64%
18	AmericanWest Bank (WA)	$ 955,714	0.62%
19	Cascade Bank (WA)	$ 901,659	0.59%
20	First Financial Northwest Bank (WA)	$ 874,354	0.57%
21	Venture Bank (WA)	$ 838,925	0.55%
22	City Bank (WA)	$ 809,984	0.53%
23	First Independent Bank (WA)	$ 800,157	0.52%
24	Peoples Bank (WA)	$ 797,063	0.52%
25	Cashmere Valley Bank (WA)	$ 785,246	0.51%
26	LibertyBank (OR)	$ 771,145	0.50%
27	First Mutual Bank (WA)	$ 764,925	0.50%
28	Columbia River Bank (OR)	$ 764,893	0.50%
29	Bank of the West (CA)	$ 747,486	0.49%
30	Whidbey Island Bank (WA)	$ 732,940	0.48%
31	Pacific Continental Bank (OR)	$ 701,618	0.46%
32	Riverview Community Bank (WA)	$ 693,356	0.45%
33	Heritage Financial Corp. (WA)	$ 662,997	0.43%
34	Kitsap Bank (WA)	$ 623,773	0.41%
35	PremierWest Bank (OR)	$ 618,471	0.40%
36	Seattle Bank (WA)	$ 607,404	0.40%
37	Commerce Bank of Washington (WA)	$ 557,179	0.36%
38	South Valley Bank & Trust (OR)	$ 494,810	0.32%
39	First FS&LA of Port Angeles (WA)	$ 483,323	0.31%
40	Skagit Bank (WA)	$ 470,322	0.31%
	Total For Institutions In Market	$ 153,617,177	
	Out of 161 Institutions		

Washington & Oregon - 2012

Rank	Institution (State)	Deposits in Market	Market Share
1	Bank of America Corp. (NC)	$ 41,970,995	23.39%
2	U.S. Bancorp (MN)	$ 23,189,260	12.92%
3	Wells Fargo & Co. (CA)	$ 21,567,417	12.02%
4	JPMorgan Chase & Co. (NY)	$ 14,496,632	8.08%
5	KeyCorp (OH)	$ 11,794,723	6.57%
6	Umpqua Holdings Corp. (OR)	$ 5,727,427	3.19%
7	Washington Federal Inc. (WA)	$ 5,654,652	3.15%
8	Sterling Financial Corp. (WA)	$ 5,248,709	2.92%
9	Columbia Banking System Inc. (WA)	$ 3,912,339	2.18%
10	Banner Corp. (WA)	$ 3,291,709	1.83%
11	W.T.B. Financial Corp. (WA)	$ 3,116,102	1.74%
12	Mitsubishi UFJ Financial Group Inc.	$ 2,844,358	1.58%
13	West Coast Bancorp (OR)	$ 1,886,258	1.05%
14	HomeStreet Inc. (WA)	$ 1,586,109	0.88%
15	Washington Banking Co. (WA)	$ 1,455,166	0.81%
16	Yakima FS&LA (WA)	$ 1,406,469	0.78%
17	BNP Paribas SA	$ 1,204,280	0.67%
18	Heritage Financial Corp. (WA)	$ 1,135,772	0.63%
19	SKBHC Holdings LLC (WA)	$ 1,134,482	0.63%
20	Peoples Bancorp (WA)	$ 1,083,405	0.60%
21	Cashmere Valley Financial Corp. (WA)	$ 1,059,781	0.59%
22	HSBC Holdings PLC	$ 988,510	0.55%
23	Pacific Continental Corp. (OR)	$ 952,736	0.53%
24	Opus Bank (CA)	$ 878,144	0.49%
25	East West Bancorp Inc. (CA)	$ 857,261	0.48%
26	Zions Bancorp. (UT)	$ 784,019	0.44%
27	Olympic Bancorp Inc. (WA)	$ 779,511	0.43%
28	Cascade Bancorp (OR)	$ 760,854	0.42%
29	South Valley Bancorp Inc. (OR)	$ 760,752	0.42%
30	First Financial Northwest Inc. (WA)	$ 748,600	0.42%
31	Riverview Bancorp Inc. (WA)	$ 706,612	0.39%
32	Skagit Bancorp Inc. (WA)	$ 642,220	0.36%
33	Timberland Bancorp Inc. (WA)	$ 590,465	0.33%
34	First FS&LA of Port Angeles (WA)	$ 586,156	0.33%
35	Pacific Financial Corp. (WA)	$ 539,556	0.30%
36	Home Federal Bancorp Inc. (ID)	$ 496,887	0.28%
37	Olympia FS&LA (WA)	$ 472,630	0.26%
38	PremierWest Bancorp (OR)	$ 468,666	0.26%
39	Baker Boyer Bancorp (WA)	$ 452,240	0.25%
40	First Citizens BancShares Inc. (NC)	$ 426,810	0.24%
	Total For Institutions In Market	$ 179,457,235	
	Out of 133 Institutions		

Washington & Oregon - 2017

Rank	Institution (State)	Deposits in Market	Market Share
1	Bank of America Corp. (NC)	$ 42,909,222	18.68%
2	U.S. Bancorp (MN)	$ 31,861,865	13.87%
3	Wells Fargo & Co. (CA)	$ 30,842,038	13.43%
4	JPMorgan Chase & Co. (NY)	$ 24,390,352	10.62%
5	KeyCorp (OH)	$ 15,274,809	6.65%
6	Umpqua Holdings Corp. (OR)	$ 12,771,098	5.56%
7	Columbia Banking System Inc. (WA)	$ 9,623,361	4.19%
8	Washington Federal Inc. (WA)	$ 7,497,368	3.26%
9	Banner Corp. (WA)	$ 6,486,610	2.82%
10	W.T.B. Financial Corp. (WA)	$ 4,264,517	1.86%
11	Heritage Financial Corp. (WA)	$ 4,137,842	1.80%
12	HomeStreet Inc. (WA)	$ 3,396,136	1.48%
13	Mitsubishi UFJ Financial	$ 3,050,543	1.33%
14	First Interstate BancSystem (MT)	$ 2,700,231	1.18%
15	BNP Paribas	$ 2,224,017	0.97%
16	Peoples Bancorp (WA)	$ 1,408,200	0.61%
17	East West Bancorp Inc. (CA)	$ 1,400,239	0.61%
18	Yakima FS&LA (WA)	$ 1,382,451	0.60%
19	Cashmere Valley Bank (WA)	$ 1,304,216	0.57%
20	Opus Bank (CA)	$ 1,221,089	0.53%
21	Zions Bancorp. (UT)	$ 1,053,661	0.46%
22	Olympic Bancorp Inc. (WA)	$ 1,010,684	0.44%
23	Riverview Bancorp Inc. (WA)	$ 980,974	0.43%
24	Timberland Bancorp Inc. (WA)	$ 972,571	0.42%
25	First Financial Northwest Inc (WA)	$ 856,324	0.37%
26	First Northwest Bancorp (WA)	$ 826,581	0.36%
27	Skagit Bancorp Inc. (WA)	$ 804,779	0.35%
28	FS Bancorp Inc. (WA)	$ 793,087	0.35%
29	HSBC Holdings	$ 766,675	0.33%
30	Pacific Financial Corp. (WA)	$ 764,665	0.33%
31	First Repub Bank (CA)	$ 707,917	0.31%
32	Coastal Financial Corp. (WA)	$ 643,364	0.28%
33	Citizens Bancorp (OR)	$ 611,461	0.27%
34	Baker Boyer Bancorp (WA)	$ 526,634	0.23%
35	Glacier Bancorp Inc. (MT)	$ 520,671	0.23%
36	Sound Financial Bancorp Inc. (WA)	$ 497,303	0.22%
37	Olympia FS&LA (WA)	$ 489,117	0.21%
38	Cathay General Bancorp (CA)	$ 441,432	0.19%
39	PTB Corp. (OR)	$ 401,115	0.17%
40	Evergreen Federal Bank (OR)	$ 394,777	0.17%
	Total For Institutions In Market	$ 229,732,886	
	Out of 90 Institutions		

Source: S&P Global Market Intelligence, deposit data as of June 30 of each year
Note: All dollars in thousands

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STRONG AND DIVERSE ECONOMIC LANDSCAPE . Thriving local economy with job growth in technology and Headquartered in Western Washington aerospace sectors . Washington named “America’s Top State for Business in 2017” by CNBC(1) . Washington state has the country’s largest concentration of STEM workers (science, technology, education and math)(1) . Seattle economy ranks 12th largest in the country by GDP, which increased 5.2% since 2014(2) . Seattle’s population grew 12.1% from 2010 to 2017(3) . Median household income for Seattle and Bellevue is $85,936 and $112,936, respectively, which is 41% and 85% higher than the national average of $61,045 (3) . Fortune 500 companies headquartered in Seattle-Bellevue MSA, Major Operations in Western Washington include: Amazon, Costco, Microsoft, PACCAR, Nordstrom, Weyerhaeuser, Expeditors, Alaska Air, Expedia and Starbucks . King County home prices increased 15.4% from December 2016 to December 2017(4) Note: Information for Seattle MSA, where available (1) www.cnbc.com (2) Bureau of Economic Analysis (3) U.S. Census data 9 (4) www.zillow.com

HISTORICAL GROWTH $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 (1) goodwill and adjustments accounting purchase include Assets Acquired millions; in dollars All Note: of as financials, Company Source: Premier Commercial Bancorp assets do not include purchase accounting adjustments or goodwill adjustments accounting purchase include Premier assets do not Commercial Bancorp $- . In addition to organic growth, HFWA has completed 8 whole bank mergers FDIC 2 and mergers bank whole 8 completed has HFWA growth, organic to addition In 1998 $74 $401 assets in $74M with Bancorporation Pacific North Acquired Inc. withInc. $61M in assets Bancshares Independent Washington Acquired 1999 $61 $450 2000 6 $574 /30/2018 2001 $610 2002 $595 2003 Organic $641 2004 $697 with $57M in assets in with $57M Bancorp Washington Western Acquired 2005 Acquired Assets Acquired – $751 ORGANIC AND ACQUISITIVE AND ORGANIC 2006 $57 $796 2007 $886 10 2008 Premier Commercial Bancorp $946 $345M in assets, respectively assets, in $345M and $211M acquiring Bank Cowlitz and Bank Commercial 2FDIC deals Completed 2009 $1,015 Commercial Bank with Bank Commercial Northwest and Inc. Bancshares, Community Valley Acquired and $65M in assets, respectively assets, in $65M and 2010 $556 $812 2011 $1,369 assets in $1.7B with Company Banking Washington with Merger - 2012 Pierce Pierce - assisted transactions since 1998. since transactions assisted $ $1,346 254M 2013 $319 $1,340 $1,747 $1,747 2014 $1,712 assets in with $639M Bancorp Sound Puget of acquisition Completed 2015 $3,651 with $382M in assets (1) assets in with $382M Bancorp Commercial Premier of acquisition Completed 2016 $3,879 2017 $4,113 2018 YTD $639 $382 $4,150

M&A UPDATE 11

ACQUISITION OF PUGET SOUND BANCORP, INC. • Completed Puget Sound Bancorp, Inc. acquisition on January 16, 2018 • Puget Sound is a “pure play” business banking franchise headquartered in the Seattle metropolitan area with fair value of assets of $639.2 million (1) • Acquisition follows HFWA’s stated strategic goal of growing in the Seattle-Bellevue market Merger • The exchange ratio decreased from 1.3200x at announcement to 1.1688x at closing pursuant to the Overview terms of the merger agreement • HFWA issued an aggregate of 4.1 million shares of its common stock in the transaction, approximately 530,000 fewer shares compared to announcement Transaction Multiples as of: (2) (3) Announcement Closing Exchange Ratio 1.3200x 1.1688x Attractive Deal Deal Value ($mm) $126.1 $130.8 Metrics for Sha re s Issue d 4,644,928 4,112,258 HFWA 2019 Estimated EPS Accretion (%) 3.95% 5.67% 2019 Estimated EPS Accretion ($) 0.06 per share $0.09 per share Internal Rate of Return 16% 18% Tangible Book Value Per Share Earnback(4) 4.5 years 2.1 years Source: HFWA and PUGB as of 12/31/2017 (1) Fair value estimate with final asset valuation not yet final (2) Based on HFWA closing price on 7/26/2017 of $27.15 and an exchange ratio of 1.3200x (3) Based on HFWA closing price on 1/12/2018 of $31.80 and an exchange ratio of 1.1688x (4) Tangible Book Value Earnback Period measures the number of years required for the pro forma company’s projected TBVPS to exceed the projected TBVPS of standalone HFWA 12

KING COUNTY* METRO MARKET • $1.5 billion in total funds under management in the Seattle/Bellevue markets King County Funds Under Management = Loans + Deposits $1,600 $1,485 $1,487 $1,400 $1,200 $602 $596 $1,000 $800 $576 $587 $598 $600 $538 $545 $103 $108 $102 $99 $95 $883 $892 $400 $496 $478 $200 $440 $449 $473 $- 2016 Q1 2017 Q2 2017 Q3 2017 Q4 2017 Q1 2018 Q2 2018 HFWA Branch Loans Deposits Source: Company financials as of 06/30/2018 Note: All dollars in millions * Deposits include Seattle and Bellevue branch deposits as well as deposits managed by commercial bankers in these two branches. However, this does not include deposits generated from other King County branch locations or CDARS in Bellevue. 13

SEATTLE METRO MARKET • Seattle Metro market is one of the fastest growing in the country • Annual population growth exceeded the Top 15 MSAs since 2015, and the Seattle MSA expected to grow at 1.3% CAGR in next five years • Median household income for the Seattle MSA has trended above the Top 15 MSAs and the U.S., and is expected to reach $92k by 2023 Annual Population Growth 3.0% 2.38% 2.5% 2.03% 2.04% 1.89% 2.0% 1.72% 1.79% 1.65% 1.56% 1.5% 1.21% 1.31% 1.00% 1.12% 1.07% 0.90% 0.93% 0.84% 1.0% 0.79% 0.74% 0.71% 0.70% 0.69% 0.57% 0.62% 0.56% 0.56% 0.43% 0.5% -0.13% 0.0% 2011 2012 2013 2014 2015 2016 2017 2018 2018-2023 -0.5% Seattle MSA Top 15 MSAs U.S. Median Household Income $100 $92 $82 $75 $77 $80 $71 $68 $69 $66 $63 $63 $65 $66 $62 $64 $58 $58 $59 $61 $57 $58 $54 $56 $57 $60 $50 $50 $49 $52 $40 $20 $- 2011 2012 2013 2014 2015 2016 2017 2018 2018-2023 Seattle MSA Top 15 MSAs U.S. Source: S&P Global Market Intelligence, Claritas Note: Top 15 MSA data is based on median of the group Note: Date for actuals, estimates and projections is January 1 of the relevant year 14 Note: All dollars in thousands

PREMIER COMMERCIAL BANCORP • Completed acquisition of Premier Commercial Bancorp on July 2, 2018 • Premier is the largest commercial bank under $1 billion in assets headquartered in the Portland MSA with total assets of $381.7 million(1) Merger Overview • Acquisition follows HFWA’s stated strategic goal of growing in the Portland- Vancouver-Hillsboro market with the addition of six strategically located branches • HFWA issued 2,848,579 shares of its common stock in the transaction Transaction Metrics as of: (2) (3) Announcement Closing Exchange Ratio 0.4863x 0.4863x Attractive Deal Deal Value ($mm) $88.6 $99.3 221.8% 243.6% Metrics for Price/ Tangible Book Value (MRQ) Price/ Earnings (LTM)(4) 20.1x 22.0x HFWA 2019 Estimated EPS Accretion (%) 3.29% 3.29% 2019 Estimated EPS Accretion ($) $0.07 per share $0.07 per share Internal Rate of Return >15% >15% Tangible Book Value Per Share Earnback(5) 1.5 Years 1.4 Years Source: HFWA and PRCB as of 6/30/2018 (1) Carrying value estimate with final asset valuation not yet final (2) Based on HFWA’s closing stock price of $31.10 on 3/8/2018 and financials as of 12/31/2017 (3) Based on HFWA’s closing stock price of $34.85 on 6/29/2018 and financials as of 3/31/2018 (4) Excludes impact of the deferred tax asset impairment due to the Tax Cuts and Jobs Act (5) Tangible Book Value Earnback Period measures the number of years required for the pro forma company’s projected TBVPS to exceed the projected TBVPS of standalone HFWA 15

PRO FORMA BRANCH FOOTPRINT HFWA Branch Footprint . Acquisition is consistent with HFWA’s focus on I-5 strategy . Premier has 6 branch locations in the cities of Hillsboro, Beaverton, Forest Grove, Tigard, Newberg and Portland . On a pro forma basis, HFWA will have 9 branch locations in the Portland-Vancouver-Hillsboro MSA Branch Footprint in Portland MSA Heritage Branch Premier Branch 16

ACQUISITION TRANSFORMS PRESENCE IN PORTLAND . $429 million of loans and $431 million of deposits, pro forma in the Portland MSA – combined funds under management of $861 million . 12% of HFWA’s loan portfolio and 10% of HFWA’s deposit base is in Portland MSA on a pro forma basis . Further accelerates HFWA’s recruiting efforts in the Portland market . HFWA’s 2nd largest market opportunity . Retention of Premier’s key lenders Loans in Portland MSA Deposits in Portland MSA $500 $500 ~5x increase for HFWA $429 ~4x increase for HFWA $431 $400 $400 $335 $319 $300 $300 $200 $200 $94 $112 $100 $100 $- $- HFWA Premier Pro Forma HFWA Premier Pro Forma Source: Company information, data as of 6/30/2018 including pro forma impact of Premier Commercial Bancorp merger 17 Note: All dollars in millions

FUTURE GROWTH AND OPPORTUNITIES Pacific Northwest Banking Landscape Expected Consolidation and Future Opportunities • Significant number of banks remaining in HFWA footprint, further consolidation is expected - 11 banks between $200 and $500 million in assets - 5 banks between $500 million and $1.0 billion in assets - 7 banks between $1.0 billion and 3.0 billion in assets • HFWA positioned to be the acquiror of choice in the Pacific Northwest Bank Headquarters Note: Financial information as of the most recent quarter publicly available 18

FINANCIAL UPDATE 19

FINANCIAL UPDATE – Q2 2018 • On January 16, 2018 completed acquisition of Puget Sound Bancorp and the systems conversion was completed during the second quarter • On July 2, 2018 completed acquisition of Premier Commercial Bancorp, increasing total assets over $5 billion • Return on average assets was 1.01%, return on average equity was 7.47% and return on tangible common equity was 10.99% • Diluted earnings per share were $0.35 for the quarter, net of $0.06 per share impact from merger-related expenses and consultant agreement buyout • Dividend declared on July 24, 2018 of $0.15 per share • Heritage was added to the S&P SmallCap 600 Index Source: Company financials, as of 6/30/2018 20

BALANCE SHEET MIX Loan Portfolio (1) Deposit Base Total Asset Mix Cash and 1-4 Family Certificates Cash Consumer 2.8% of Deposits Other Equivalents 11.6% Owner- Non-Interest Construction 11.6% 10.2% 2.7% Occupied Bearing & Land Securities CRE Demand Development 18.2% 20.8% Savings 29.2% 5.0% Accounts 12.8% Commercial Money Interest & Industrial Market Nonowner- Bearing 24.1% Accounts Loans, net* Occupied Transaction 15.1% 68.9% CRE Accounts 35.7% 31.3% • 5.05% loan yield in Q2 2018 • 0.23% cost of total deposits in Q2 2018 • 83.9% loan / deposit ratio • 44.9% of loans are C&I and owner- • 88.4% of deposits are non-maturity • 20.9% of assets are cash and securities occupied CRE • $4.0 billion in total deposits • $3.3 billion in total loans* Source: Company financials, as of 06/30/2018 Note: All dollars in millions (1) As a percentage of gross loans receivable * Includes total loans receivable, net and loans held for sale 21

BALANCE SHEET TRENDS Loans* Deposits $3,400 6.00% $4,100 0.30% $3,332 $3,285 $4,000 $3,969 $3,300 $3,905 $3,900 $3,200 5.00% $3,800 5.05% 0.20% $3,100 4.93% 4.91% $3,700 0.23% 4.75% 4.72% 0.20% 0.21% $3,000 $3,600 0.20% 0.18% 4.00% $3,500 $2,900 $2,851 $3,393 $2,803 $3,400 $3,321 $2,800 $2,755 $3,291 0.10% $3,300 3.00% $2,700 $3,200 $2,600 $3,100 $3,000 0.00% $2,500 2.00% Q2 2017 Q3 2017 Q4 2017 Q1 2018 Q2 2018 Q2 2017 Q3 2017 Q4 2017 Q1 2018 Q2 2018 Total Deposits Cost of Total Deposits Total Loans* Loan Yield Investment Securities FHLB Advances $900 5.00% $140 5.00% $874 $120 $117 $850 $111 $811 $822 4.00% 4.00% $800 $93 $791 $100 $800 3.00% $76 3.00% 2.43% 2.53% $80 2.25% 2.24% 2.29% $750 2.04% $60 1.70% 2.00% 1.53% 2.00% $700 1.38% $40 $31 0.89% 1.00% 1.00% $650 $20 $600 0.00% $- 0.00% Q2 2017 Q3 2017 Q4 2017 Q1 2018 Q2 2018 Q2 2017 Q3 2017 Q4 2017 Q1 2018 Q2 2018 Total Investment Securities Yield on Securities** Total FHLB Advances Cost of FHLB Advances Source: Company financials, as of 06/30/2018 Note: End of period balance. All dollars in millions *Loans include loans receivable, net and loans held for sale 22 **Includes taxable and tax-exempt securities without adjustment for tax-equivalent basis

NET INTEREST MARGIN • Stable core net interest margin Net Interest Margin (Core vs. Accretion)* 5.00% 4.22% 4.03% 4.12% 3.95% 3.89% 3.92% 3.85% 3.86% 0.16% 0.19% 4.00% 0.29% 0.18% 0.17% 0.14% 0.17% 0.11% 3.00% 2.00% 3.96% 4.03% 3.77% 3.68% 3.75% 3.75% 3.75% 3.74% 1.00% 0.00% Q3 2016 Q4 2016 Q1 2017 Q2 2017 Q3 2017 Q4 2017 Q1 2018 Q2 2018 Core NIM Accretion* Source: Company financials, as of 06/30/2018 *Impact on net interest margin from incremental accretion on purchased loans 23

CORE DEPOSIT FRANCHISE • Low cost of deposits despite increases in Fed Funds Rate Deposit Mix Cost of Deposits vs. Fed Funds Rate • Non-Interest Bearing Demand: 15% CAGR 2.25% • Total Deposits: 8% CAGR $4,000 2.00% 2.00% $3,500 1.75% $3,000 1.75% 1.50% $2,500 1.50% $2,000 1.25% $1,500 $1,000 1.00% 0.75% $500 0.75% $- 0.50% 2015 2016 2017 Q1 2018 Q2 2018 0.50% CDs 0.23% 0.18% 0.18% 0.21% Savings Accounts 0.25% 0.16% Money Market Accounts 0.00% Interest Bearing Demand 2015 2016 2017 Q1 2018 Q2 2018 Non-Interest Bearing Demand Cost of Total Deposits Fed Funds Rate Source: Company financials, as of 06/30/2018 24 Note: All dollars in thousands

PROFITABILITY TRENDS Adjusted ROAA Adjusted ROATCE 1.40% 15.00% 1.18% 12.93% 1.20% 1.16% 12.50% 1.06% 1.07% 12.50% 11.37% 1.04% 11.18% 10.85% 1.00% 10.00% 0.80% 7.50% 0.60% 5.00% 0.40% 0.20% 2.50% 0.00% 0.00% 2015 2016 2017* Q1 2018* Q2 2018* 2015 2016 2017* Q1 2018* Q2 2018* Adjusted Net Income Adjusted Earnings per Share $45,000 $42,528 $1.50 $1.41 $38,918 $1.30 $40,000 $37,489 $1.25 $1.25 $35,000 $30,000 $1.00 $25,000 $0.75 $20,000 $13,055 $13,958 $15,000 $0.50 $0.39 $0.41 $10,000 $0.25 $5,000 $- $- 2015 2016 2017* Q1 2018* Q2 2018* 2015 2016 2017* Q1 2018* Q2 2018* Source: Company financials, as of 06/30/2018 Note: All dollars in thousands, except per share *Adjusted for merger-related expenses and consultant agreement buyout. Refer to the Appendix for non-GAAP measures. 25

NON-INTEREST EXPENSE • Continue to manage non-interest expense and leverage our operational scale Adjusted Non-Interest Expense and NIE/Avg. Assets $120,000 4.00% $810 $100,000 3.50% $80,000 $64,268 3.01% $61,405 $60,000 3.00% 2.84% $58,134 2.84% 2.81% 2.76% $40,000 $4,808 $2,573 2.50% $48,074 $19,294 $20,000 $45,068 $45,497 $18,543 $13,396 $13,839 $- 2.00% 2015 2016 2017* Q1 2018* Q2 2018* Merger-Related Expenses & Consultant Agreement Buyout Adjusted Compensation & Benefits Expense Adjusted Non-Compensation Expense Adjusted NIE/Avg. Assets Source: Company financials, as of 06/30/2018 Note: All dollars in thousands *Adjusted for merger-related expenses and consultant agreement buyout. Refer to Appendix 26 for detail of non-GAAP measures.

CREDIT QUALITY TRENDS • Maintaining high standards for credit quality and a low ratio of NPAs / Assets Non-Performing Assets and Allowance for Loan Losses 1.60% 2.50% 1.40% 2.00% 1.81% 1.20% 1.74% 1.68% 1.65% 1.60% 1.54% 1.48% 1.00% 1.40% 1.34% 1.50% 0.80% 1.00% NPAs 0.60%NPAs / Assets Receivable,net 0.41% 0.40% 0.34% 0.35% 0.30% 0.30% 0.30% 0.29% 0.28% 0.26% 0.50% 0.20% ALLL +Discounts Acquired / Loans 0.00% 0.00% Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 2016 2016 2016 2017 2017 2017 2017 2018 2018 NPAs / Assets ALLL+Discount/Loans Receivable, net Source: Company financials, as of 06/30/2018 Note: All dollars in thousands 27 Merger with Puget Sound Bancorp, Inc. closed during Q1 2018

CREDIT QUALITY VS. PEER GROUP • Superior credit quality compared to HFWA’s Western U.S. peers Non-Performing Assets – Since 2008 vs. Western U.S. Peers 5.00% 4.50% 4.13% 4.00% 3.50% 3.32% 3.00% 2.80% 2.57% 2.50% 2.19% 2.07% 2.13% 2.00% 1.41% NPAs NPAs / Assets 1.50% 1.24% 0.82% 1.00% 0.74% 0.57% 0.57% 0.47% 0.43% 0.32% 0.33% 0.35% 0.50% 0.30% 0.26% 0.30% 0.26% 0.00% 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 Q2 2018 HFWA Median Source: SNL Financial, as of the most recent quarter available. HFWA as of 06/30/2018 Note: All dollars in thousands Note: Peer group consists of select banks headquartered in the Western U.S. with $1B- $13B in assets: BANC, BANR, BMRC, BOCH, BSRR, COLB, CVBF, CVCY, FFNW, FFWM, FIBK, GBCI, HMST, HTBK, LBC, OPB, OVLY, PMBC, PPBI, TCBK, WABC 28

LOAN CHARGE-OFFS • Net loan charge-offs of $1.0 year-to-date 2018 • Net loan charge-offs of $3.2 million during 2017 Net Charge Offs $3,000 0.80% 0.70% $2,500 $2,361 * $2,235 * 0.60% $2,000 0.50% $1,500 0.38% $1,218 0.40% $1,039 $1,000 0.30% $727 0.32% $652 0.20% 0.20% Loans Avg. NCOs / $500 0.13% $382 $305 $356 0.09% $125 0.10% 0.13% 0.02% Net Charge Offs/(Recoveries) $- 0.06% 0.05% 0.05% $(26) $(23) 0.00% 0.00% $(500) $(290) 0.00% -0.10% -0.05% $(1,000) -0.20% Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 2015 2015 2015 2016 2016 2016 2016 2017 2017 2017 2017 2018 2018 Net Charge Offs /(Recoveries) NCOs / Avg. Loans Source: Company financials, as of 06/30/2018 Note: All dollars in thousands 29 *Increase in net charge-offs primarily related to the closure of PCI pool of loans

CAPITAL RATIO TRENDS Tangible Common Equity Ratio Leverage Ratio 16.00% 16.00% 12.00% 12.00% 10.3% 10.5% 10.4% 10.2% 10.4% 10.4% 9.6% 9.7% 9.7% 9.7% 9.6% 9.5% 8.00% 8.00% 4.00% 4.00% 0.00% 0.00% Q1 2017 Q2 2017 Q3 2017 Q4 2017 Q1 2018 Q2 2018 Q1 2017 Q2 2017 Q3 2017 Q4 2017 Q1 2018 Q2 2018 Tier-1 Capital Ratio Risk Based Capital Ratio 20.00% 20.00% 16.00% 16.00% 13.2% 13.1% 13.0% 12.8% 12.7% 12.6% 12.2% 12.1% 12.0% 11.8% 11.8% 11.7% 12.00% 12.00% 8.00% 8.00% 4.00% 4.00% 0.00% 0.00% Q1 2017 Q2 2017 Q3 2017 Q4 2017 Q1 2018 Q2 2018 Q1 2017 Q2 2017 Q3 2017 Q4 2017 Q1 2018 Q2 2018 30 Source: Company financials, as of 06/30/2018

SHAREHOLDER RETURN 31

TOTAL SHAREHOLDER RETURN

Ticker		HFWA
Exchange		NASDAQ
Stock Price	$	36.60
Market Cap. ($MM)	$	1,346
Dividend Yield (Regular Div. Only)		1.64%
Average Daily Volume (3 Mo.)		
Avg. Daily Volume (Shares)		327,987
Avg. Daily Volume ($000s)	$	12,004
52-Week High and Low Price		
52-Week High (7/24/2018)	$	37.38
52-Week Low (9/07/2017)	$	25.25
Per Share		
Tg. Book Value Per Share	$	12.70
EPS - 2018E**	$	1.70
Number of Research Analysts		6
Valuation Ratios		
Price / Tg. Book Value		288.2%
Price / 2018E EPS**		21.5x

Total Return* – Last Twelve Months


50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
-10.0%
7/25/2017
10/25/2017
1/25/2018
4/25/2018
7/25/2018
+37.8%
+17.1%
+16.3%
+16.2%
S&P 500
SNL Bank
SNL U.S. Bank $1B-$5B
HFWA

Dividends Per Share***


$0.80
$0.70
$0.60
$0.50
$0.40
$0.30
$0.20
$0.10
$-
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
$0.10
42%
$0.43
$0.25
55%
$0.47
$0.10
44%
$0.51
56%
$0.15
43%
$0.15
2015
2016
2017
Q1 2018
Q2 2018
Regular Dividends
Special Dividends
Dividend Payout Ratio

Source: SNL Financial, as of 07/25/2018
Note: SNL U.S. Bank $1B-$5B index includes banks nationwide with total assets of $1.0 billion to $5.0 billion
*Total return includes stock price appreciation and reinvested dividends
**Average Street EPS estimates, per FactSet Research Systems, Inc.
***Dividends based on date declared

32

HISTORY OF GROWING DIVIDENDS • Quarterly cash dividend increased 15% year-over-year to $0.15 per share in Q2 2018 – Increased quarterly dividend six times since 2013 – Paid a special dividend for seven consecutive years - - • Dividend yield of 1.67%* Quarterly Cash Dividends $0.40 $0.35 $0.30 $0.25 $0.25 $0.20 $0.16 $0.10 $0.15 $0.10 $0.10 $0.15 $0.15 $0.15 $0.12 $0.12 $0.12 $0.12 $0.13 $0.13 $0.13 $0.05 $0.09 $0.09 $0.10 $0.11 $0.11 $0.11 $0.11 $- Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 2014 2014 2015 2015 2015 2015 2016 2016 2016 2016 2017 2017 2017 2017 2018 2018 2018 Regular Dividends Special Dividends Source: SNL Financial, as of 7/20/2018 *Yield represents Q3 2018 regular dividends annualized and closing stock price on 7/20/18 of $36.00 33

INVESTMENT THESIS • Significant scarcity value as a $5+ billion commercial bank in the Pacific Northwest • Located in key markets in Western Washington – one of the strongest economic regions in the country • Proven track record of executing on M&A – Financially and strategically rewarding for shareholders • Long track record of profitability • Disciplined capital management • Conservative credit strategy and track record of strong underwriting • Committed to increasing shareholder value 34

APPENDIX 35

NON-GAAP FINANCIAL MEASURES Adjusted NIE / Average Assets $ in thousands 2014 2015 2016 2017 Q1 2018 Q2 2018 Noninterest expense $ 99,379 $ 106,208 $ 106,473 $ 110,575 $ 36,747 $ 35,706 - Merger related expenses (9,537) - - (810) (4,808) (880) - Consultant agreement buyout - - - - - (1,693) Adjusted noninterest expense 89,842 106,208 106,473 109,765 31,939 33,133 Average assets 2,846,290 3,527,515 3,745,535 3,981,352 4,553,585 4,726,719 Adjusted NIE / average assets 3.16% 3.01% 2.84% 2.76% 2.84% 2.81% 36

NON-GAAP FINANCIAL MEASURES Adjusted Profitability Measures $ in thousands, except earnings per share 2014 2015 2016 2017 Q1 2018 Q2 2018 Net income $ 21,014 $ 37,489 $ 38,918 $ 41,791 $ 9,087 $ 11,857 + Merger related expenses 9,537 - - 810 4,808 880 + Consultant agreement buyout - - - - - 1,693 - Tax effect of adjustments (2,932) - - (73) (840) (472) Adjusted net income 27,619 37,489 38,918 42,528 13,055 13,958 - Dividends and undistributed earnings allocated to participating securities (163) (328) (358) (293) (51) (57) Adjusted net income allocated to common shareholders 27,456 37,161 38,560 42,235 13,004 13,901 Diluted wtd avg shares outstanding 25,477,289 29,812,340 29,692,153 29,849,331 33,348,102 34,107,292 Adjusted diluted earnings per share $ 1.08 $ 1.25 $ 1.30 $ 1.41 $ 0.39 $ 0.41 Average assets 2,846,290 3,527,515 3,745,535 3,981,352 4,553,585 4,726,719 Adjusted return on avg assets 0.97% 1.06% 1.04% 1.07% 1.16% 1.18% Avg shareholders' equity $ 374,907 $ 464,102 $ 485,877 $ 499,776 $ 614,974 $ 636,735 - Avg intangibles (97,618) (128,890) (127,149) (125,774) (191,335) (203,838) Avg tangible common equity 277,289 335,212 358,728 374,002 423,639 432,897 Adjusted return on avg tang common equity 9.96% 11.18% 10.85% 11.37% 12.50% 12.93% 37